UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2021

VICOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-18277	04-2742817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810
(Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 470-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Effective March 11, 2021, Patrizio Vinciarelli, President, Chief Executive Officer and Chairman of the Board of Vicor Corporation (the “Company”), entered into a pre-arranged stock trading plan (the “10b5-1 Plan”) with a brokerage firm to sell a limited number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

Sales under the 10b5-1 Plan will begin no earlier than April 1, 2021. The 10b5-1 Plan allows for the sale of up to 10,000 shares of Common Stock for each incremental $1.00 increase in the market price of the Common Stock from $101 to $130 per share, subject to a total volume limitation of 300,000 shares.

Based on his current ownership of 10,014,454 shares of Common Stock and 11,023,648 shares of Vicor Corporation Class B Common Stock, if all of the 300,000 shares of Common Stock subject to the 10b5-1 Plan were sold, Mr. Vinciarelli’s beneficial ownership of Vicor Corporation’s capital stock would decrease by less than one percent of issued and outstanding shares of capital stock.

The 10b5-1 Plan was designed to comply with the Company’s insider trading policies and the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, which permit an officer or director to enter into a pre-arranged plan for buying or selling Company stock at a time when the officer or director is not in possession of material, nonpublic information about the Company.

All sales of Common Stock under the 10b5-1 Plan will be disclosed publicly in accordance with applicable securities laws, rules, and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021

VICOR CORPORATION

/s/ James A. Simms
James A. Simms
Chief Financial Officer